EXHIBIT 10.2

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (the “Agreement”) is dated as of March 15, 2004, by and among True Temper Corporation, a Delaware corporation (the “Company”), TTS Holdings LLC, a Delaware limited liability company (“TTS Holdings”), and the Other Investors (as defined below).

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of January 30, 2004, TTS Holdings acquired a majority of the capital stock of the Company (the “Acquisition”);

WHEREAS, the Company and the Investors (as defined below) desire to enter into this Agreement for the purpose of memorializing certain rights and obligations of the Company and the Investors with respect to the Investors’ ownership of capital stock of the Company; and

WHEREAS, TTS Holdings and the Other Investors own all of the issued and outstanding shares of capital stock of the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Definitions.  As used herein, the following terms shall have the following meanings:

“Affiliate” means, when used with reference to a specified Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with the specified Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a specified Person.  With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Board” means the Company’s board of directors.

“Business Day” means any day other than a Saturday or Sunday and any day on which banks in the city of New York, New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share, and any other common stock authorized by the Company.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”) or (ii) the trustee, fiduciary or personal representative of such Person or any trust solely for the benefit of such Person and/or such Person’s relatives.

“Investor” means any of the Investors.

“Investors” means collectively the TTS Holdings Investors and the Other Investors.

“Investor Shares” means all Stockholder Shares issued or issuable to any Investor.

“Other Investors” means collectively, all holders of Common Stock (other than TTS Holdings) who are parties or who become parties to this Agreement and any of their Permitted Transferees.  As of the date of this Agreement, the Other Investors are those individuals listed in Schedule I hereto.

“Other Investor Shares” means all Stockholder Shares issued or issuable to any Other Investor.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Qualified Public Offering” means any offering by the Corporation of its Common Stock to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force pursuant to which the public offering price results in aggregate gross cash proceeds to the Corporation and the selling stockholders, if any, of at least $50,000,000 (before deduction of underwriting discounts and expenses) and represents an implied aggregate equity value for the fully diluted Common Stock of at least $100,000,000.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Shares” means (i) all shares of Common Stock held, directly or indirectly, by the Investors and (ii) all equity securities issued or issuable directly or indirectly with respect to any Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or other reorganization.  As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been Transferred in a Public Sale.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.  For purposes of this Agreement, if the context does not otherwise indicate to which Person the term Subsidiary is used in respect of, the term Subsidiary shall refer to a Subsidiary of the Company

“Transfer” means any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition, and “Transferred” means any change in ownership by means of a Transfer.

“TTS Holdings Investor” means any of TTS Holdings or any of its Permitted Transferees.

“TTS Holdings Shares” means all Stockholder Shares issued or issuable to any TTS Holdings Investor.

“Unaffiliated Third Party” means any Person who, immediately prior to the contemplated transaction, (i) is not a Person who directly or indirectly owns in excess of 5% of the outstanding shares of Common Stock on a fully-diluted basis (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to significantly direct management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a specified Person.

2.                                       Voting Agreement; Board of Directors.

(a)                                  To the extent permitted by law, each Investor hereby agrees to vote all of the Investor Shares owned or held of record by such Investor at any annual meeting or special meeting of the stockholders of the Company in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause the election as members of the Board:

(i)                                     those individuals designated by the TTS Holdings Investors (the “TTS Holdings Directors”); and

(ii)                                  Scott C. Hennessy, for so long as he shall hold the office of Chief Executive Officer of the Company.

(b)                                 To the extent permitted by law, each Investor will vote all of Investor Shares owned or held of record by such Investor and take all necessary or desirable actions (in his or her capacity as a stockholder of the Company) as are reasonably requested by the TTS Holdings Investors to prevent the removal, without cause, of the TTS Holdings Directors without the prior written consent of the TTS Holdings Investors.

3.                                       Conflicting Agreements.  Each Investor represents that such Investor has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

4.                                       Restrictions on Transfer of Investor Shares.

(a)                                  General Restrictions.  Subject to Section 4(d) and Section 6 hereof, an Other Investor may Transfer Other Investor Shares only (A) in Public Sales, (B) if such Other Investor has complied with the terms and requirements of Sections 4(b), to the extent applicable, or if such Other Investor is exercising a tag-along right granted to such Other Investor pursuant to Section 4(c), subject to the requirements of Section 4(d)(ii), or (C) pursuant to the terms of Section 5.

(b)                                 Right of First Offer Granted to the Company and the TTS Holdings Investors.  Subject to Section 4(d)(i) (all terms defined in this Section 4(b) shall be for purposes of this Section 4(b) only):

(i)                                     If at any time any Other Investor (a “Selling Holder”) proposes to Transfer any Other Investor Shares (other than pursuant to a Public Sale, pursuant to the terms of Section 5, or if such Selling Holder is exercising a tag-along right granted to such Selling Holder pursuant to Section 4(c)), then such Selling Holder will, not fewer than twenty-five (25) Business Days prior to making such Transfer, give notice  (the “Transfer Notice”) to the TTS Holdings Investors and to the Company specifying (x) the Stockholder Shares proposed to be Transferred (the “Offered Shares”), and (y) the price (the “Offered Price”) and the other terms and conditions upon which such Selling Holder proposes to Transfer such Offered Shares, and (z) if known at the time the Transfer Notice is given, the proposed Transferee(s).

(ii)                                  Subject to the provisions of Section 4(b)(v), the Transfer Notice will constitute an irrevocable offer  (for the time periods set forth in items (iii) and (iv) below, but subject to clause (v) below) to Transfer any of the Offered Shares to the Company and the TTS Holdings Investors at the Offered Price and on the terms specified in the Transfer Notice (the “Offer to Sell”), except that if the proposed Transfer is to be wholly or partly for consideration other than cash, then the Offer to Sell will constitute an offer to Transfer the Offered Shares to the Company and the TTS Holdings Investors for a cash purchase price equal to the amount of cash (if any) specified in the Transfer Notice, plus the fair market value determined in the good faith judgment of the Board, at the date of the Transfer Notice, of such non-cash consideration.

(iii)                               The Company will have ten (10) Business Days after its receipt of the Transfer Notice (the “Company Exercise Period”) during which to notify the Selling Holder and the TTS Holdings Investors in writing of its election to purchase all or any portion of the Offered Shares (an “Acceptance Notice”).

(iv)                              If the Company has not elected to purchase all of the Offered Shares, the TTS Holdings Investors will have ten (10) Business Days after their receipt of the Transfer Notice (the “TTS Holdings Exercise Period”) during which to notify the Selling Holder and the Company in writing of their election to purchase all or a portion of the Offered Shares which the Company has not elected to purchase (such shares, the “TTS Holdings Offered Shares”)  (such written notice, also an “Acceptance Notice”).  Any TTS Holdings Investor who delivers an Acceptance Notice shall be referred to herein as a “Purchasing TTS Holdings Investor”.  If the Purchasing TTS Holdings Investors elect to purchase in the aggregate more than the TTS Holdings Offered Shares, then the TTS Holdings Offered Shares shall be sold among the Purchasing TTS Holdings Investors pro rata based upon the number of Stockholder Shares then owned by such Purchasing TTS Holdings Investors or in such other manner as the Purchasing TTS Holdings Investors may agree.

(v)                                 In the event that following the expiration of the Company Exercise Period and the TTS Holdings Exercise Period the Company and the TTS Holdings Investors have elected to purchase some but not all of the Offered Shares, the Selling Holder, within ten (10) Business Days after the expiration of the TTS Holdings Exercise Period may elect to cancel the Transfer Notice in which case the offer to Transfer Offered Shares to the Company and the TTS Holdings Investors at the Offered Price shall be void and of no force and effect.  Assuming that the Selling Holder does not cancel the Transfer Notice in accordance with the preceding sentence, upon the delivery of the Acceptance Notice(s), the Company and/or the Purchasing TTS Holdings Investor(s), as the case may be, and the Selling Holder shall be firmly bound to consummate the purchase and sale of the applicable Offered Shares in accordance with the Transfer Notice, the Acceptance Notice(s) and the terms hereof.  Subject to the provisions hereof, within thirty (30) days after the Selling Holder’s receipt of the last Acceptance Notice, the Company and/or the Purchasing TTS Holdings Investor(s), as the case may be, shall purchase and the Selling Holder shall sell the applicable Offered Shares at a mutually agreeable time and place (the “Offered Shares Closing”).

(vi)                              At the Offered Shares Closing, the Selling Holder shall deliver to the Company and/or the Purchasing TTS Holdings Investor(s), as the case may be, certificates representing the Offered Shares (which Offered Shares shall be free and clear of any liens or encumbrances) to be purchased by the Company and/or the Purchasing TTS Holdings Investor(s), as the case may be, and the Company and/or the Purchasing TTS Holdings Investor(s), as the case may be, shall deliver to the Selling Holder the applicable purchase price for such Offered Shares by wire transfer of immediately available funds to an account(s) designated by such Selling Holder.

(vii)                           If the Company and the TTS Holdings Investors collectively do not elect to purchase all of the Offered Shares in accordance with Section 4(b)(iii) and 4(b)(iv),

then, provided the Selling Holder also has complied with the provisions of Section 4(c), if applicable, and no Transferee is an Affiliate of the Selling Holder, the Selling Holder may Transfer any or all of such Offered Shares (unless reduced pursuant to the exercise of rights granted to other Investors in Section 4(c)), at a price which is not less than the price specified in the Transfer Notice and on other terms and conditions which are not materially more favorable in the aggregate to any Transferee thereof than those specified in the Transfer Notice, to any Person(s) (whether or not identified as a potential Transferee in the Transfer Notice), but only to the extent that a binding purchase and sale agreement has been executed between such Selling Holder and such Transferee within one hundred twenty (120) days after expiration of the TTS Holdings Exercise Period.  Any Stockholder Shares not Transferred pursuant to such an agreement entered into within such 120-day period will be subject to the provisions of this Section 4(b) upon subsequent Transfer.

(viii)                        The provisions of this Section 4(b) shall terminate upon the consummation of a Qualified Public Offering.

(c)                                  Tag Along Rights.

(i)                                     Tag Along Rights in the event of certain Transfers by the TTS Holdings Investors.  Subject to Section 4(d)(i), at least ten (10) Business Days prior to the Transfer by any of the TTS Holdings Investors (collectively, the “TTS Holdings Transferring Stockholder”) of any TTS Holdings Shares to a Person that is not an Affiliate of any TTS Holdings Investor (other than pursuant to a Public Sale or pursuant to the terms of Section 5), the TTS Holdings Transferring Stockholder shall deliver a written notice (the “TTS Holdings Sale Notice”) to the Other Investors (collectively, the “Tagging Investors”) and to the Company, specifying in reasonable detail the identity of the prospective transferee(s), the class and the number of the Stockholder Shares to be Transferred, and the other material terms and conditions of such contemplated Transfer.  Any of the Tagging Investors may elect to participate in such contemplated Transfer by delivering written notice to the TTS Holdings Transferring Stockholder within ten (10) Business Days after its receipt of the TTS Holdings Sale Notice.  If any of the Tagging Investors elects to participate in such Transfer, each of the Tagging Investors shall be entitled to sell in such contemplated Transfer, at the same price and on the same terms, up to a number of each class of Stockholder Shares to be Transferred equal to the product of (I) a fraction, the numerator of which is the number of Stockholder Shares held by such Tagging Investor and the denominator of which is the aggregate number of Stockholder Shares owned by the TTS Holdings Transferring Stockholder and all Tagging Investors immediately prior to such Transfer, multiplied by (II) the total number of Stockholder Shares to be sold in connection with such Transfer.  Each Investor who is Transferring any Stockholder Shares pursuant to this Section 4(c)(i) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Investors in connection with such Transfer and shall take all necessary and desirable actions as reasonably directed by the TTS Holdings Transferring Stockholder in connection with the consummation of such Transfer, including without limitation executing the applicable purchase agreement.  The TTS Holdings Transferring Stockholder shall cause all applicable transferee(s) to execute a joinder to this Agreement with respect to all

Stockholder Shares Transferred pursuant to this Section 4(c)(i).  Any Transfer made by a TTS Holdings Transferring Stockholder pursuant to this Section 4(c)(i) or pursuant to Section 4(c)(ii) shall satisfy the following conditions, (i) upon the consummation of such Transfer, each Investor participating in such Transfer will be entitled to receive the same form and amount (on a share-for-share basis) of consideration, with respect to each share of Common Stock sold in such Transfer and (ii) if any holder of Common Stock is given the option as to the form and amount of consideration to be received in connection with such Transfer, then each holder of Common Stock shall be given the same option.  In connection with any Transfer made pursuant to this Section 4(c) each Other Investor shall be entitled to receive, and the Company and/or the TTS Holdings Transferring Stockholder shall deliver all information relating to the Company and its Subsidiaries as such Other Investor shall reasonably request.  The TTS Holdings Transferring Stockholder shall deliver to each Other Investor a copy of the acquisition agreement (and related documents) relating to any Transfer subject to this Section 4(c) in a reasonably timely manner to allow for adequate review by each of the Other Investors and shall include in the disclosure schedules attached thereto any information reasonably requested to be included therein by such Other Investor.  The right of the Investors to participate in a Transfer pursuant to this Section 4(c) shall not be contingent upon such Investor providing any indemnity in connection with any such Transfer, unless the TTS Holdings Transferring Stockholder and all other sellers provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with such Transfer, all parties hereto agree that no Investor shall be liable for more than the lesser of (A) its pro rata shares of any such indemnification payments (based upon the total consideration received by such Investor divided by the total consideration received by all sellers in such Transfer) and (B) the net proceeds actually received by such Investor as consideration for its shares of capital stock of the Company in such Transfer.

(ii)                                  The provisions of Sections 4(c)(i) shall terminate upon the consummation of a Qualified Public Offering.

(d)                                 Permitted Transfers.

(i)                                     The restrictions contained in Sections 4(a), 4(b) and 4(c) shall not apply with respect to any Transfer of Stockholder Shares by any Investor (A) in the case of an individual Investor, pursuant to applicable laws of descent and distribution or to any member of such Investor’s Family Group, (B) in the case of a non-individual Investor, to its employees or Affiliates, or (C) in the case of TTS Holdings, to its members or any subsequent transfer by such member to its securityholders in connection with a distribution by TTS Holdings of Stockholder Shares held by it; provided, in each case, that any such transferee shall have complied with the requirements of Section 4(d)(ii).

(ii)                                  Prior to any proposed transferee’s acquisition from any Investor of Stockholder Shares pursuant to a Transfer that is not prohibited by this Agreement, such proposed transferee must agree to take such Stockholder Shares subject to and to be fully bound by the terms of this Agreement applicable to such Stockholder Shares by executing a joinder to this Agreement substantially in the form attached hereto as Exhibit A and delivering such executed joinder to the Secretary of the Company prior to the effectiveness of such Transfer (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such executed joinder shall be delivered to the Secretary of the Company as soon as reasonably possible after such Transfer).  All transferees acquiring Stockholder Shares and executing a joinder in compliance with this Section 4(d)(ii) are collectively referred to herein as “Permitted Transferees”.

(e)                                  Certain Events Deemed Transfers.  If (i) any Transfer of a majority interest in the residual equity securities of an Investor owning Stockholder Shares occurs other than a Transfer to an Affiliate of the transferring Investor, or (ii) any Investor Transfers Stockholder Shares to an Affiliate and an event occurs which causes such Affiliate to cease to be an Affiliate of such Investor, such event or Transfer shall be deemed a Transfer of Stockholder Shares subject to all of the restrictions on Transfers of Stockholder Shares set forth in this Agreement, including without limitation, this Section 4.

5.                                       Approved Sale.

(a)                                  If the holders of a majority of the voting Stockholder Shares then outstanding, voting together as if a single class, (the “Approving Stockholders”) approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the Company’s outstanding capital stock (other than capital stock which is not Common Stock or convertible into Common Stock) (whether by merger, recapitalization, consolidation, share exchange, reorganization, combination or otherwise) to an Unaffiliated Third Party or group of Unaffiliated Third Parties (each such sale, an “Approved Sale”), then each holder of Stockholder Shares will vote for, consent to and raise no objections against such Approved Sale subject to the terms set forth below.  In connection with any Investors exercising their rights under this Section 5(a), such Investors shall send a written notice at least ten (10) Business Days prior to any Approved Sale to all other Investors setting forth the principal terms of the proposed Approved Sale.  If the Approved Sale is structured as (i) a merger, share exchange or consolidation, each holder of Stockholder Shares will waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, share exchange or consolidation or (ii) a sale of stock, each holder of Stockholder Shares will agree to sell all of its Stockholder Shares and rights to acquire Stockholder Shares on the same terms and conditions as applicable to all of the Stockholder Shares held by the Approving Stockholders.  Each holder of Stockholder Shares will take all reasonably necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Investors approving such Approved Sale including without limitation (but subject to Section 5(c)) executing any applicable purchase agreement.

(b)                                 Each Investor will bear its pro rata share (based upon the number of Stockholder Shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party.  Costs incurred by any Investor on their own behalf will not be considered costs of the transaction hereunder.

(c)                                  The obligations of the Investors with respect to any Approved Sale are subject to the satisfaction of the following conditions:  (i) in connection with the consummation of such Approved Sale, each Investor will be entitled to receive the same form and amount (on a share-

for-share basis) of consideration, with respect to each share of Common Stock sold in such Approved Sale, (ii) if any holder of Common Stock is given the option as to the form and amount of consideration to be received in connection with such Approved Sale, then each holder of Common Stock shall be given the same option, (iii) if TTS Holdings or any Affiliate of TTS Holdings owns directly or indirectly more than 5% of any class of capital stock of any of the Third Parties involved in such Approved Sale, then such Approved Sale shall have been approved by the holders of a majority of the Stockholder Shares of the Company held, directly or indirectly, by persons who do not own more than 5% of any class of capital stock of any such Third Party and the Board shall have received a fairness opinion from a nationally recognized investment banking firm with respect to the terms of such Approved Sale, and (iv) no Investor shall be required to provide an indemnity in connection with any Approved Sale, unless all sellers in such Approved Sale provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with the Approved Sale, all parties hereto agree that no Investor shall be liable for more than the lesser of (A) its pro rata share of such indemnification payments (based upon the total consideration received by such holder divided by the total consideration received by all sellers in such Approved Sale) and (B) the net proceeds actually received by such holder as consideration for its shares of proceeds actually received by such holder as a consideration for its shares of capital stock of the Company in such Approved Sale.  In connection with any Approved Sale, each Investor shall be entitled to receive, and the Company shall deliver all information relating to the Company and its Subsidiaries as such Investor shall reasonably request.  The Company shall deliver to each Investor a copy of the acquisition agreement (and related documents) relating to any Approved Sale in a reasonably timely manner to allow for adequate review by the Investors and shall include in the disclosure schedules attached thereto any information reasonably requested to be included therein by such Investor.  Notwithstanding anything contained herein to the contrary, the term “consideration” as used in this subsection (c) shall not include any management, advisory, closing, legal or similar fees received by any Investor or any Affiliate of any Investor in connection with an Approved Sale.

(d)                                 The provisions of this Section 5 will terminate upon the occurrence of the consummation of a Qualified Public Offering.

6.                                       Legend; Additional Restriction on Transfer.

(a)                                  Each certificate or instrument evidencing Stockholder Shares and each certificate or instrument issued in exchange for or upon the Transfer of any Stockholder Shares (if such securities remain Stockholder Shares (as defined herein) after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS

SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF MARCH 15, 2004, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER’S STOCKHOLDERS.  A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The legend set forth above regarding the Shareholders Agreement shall be removed from the certificates evidencing any securities which cease to be Stockholder Shares.  Upon the request of any holder of Stockholder Shares, the Company shall remove the Securities Act legend set forth above from the certificate or certificates for such Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

(b)                                 Unless waived by the Company, no Investor may Transfer any Stockholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer.

7.                                       Transfers in Violation of Agreement; Additional Shares.

(a)                                  Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

(b)                                 Prior to the issuance of any shares of Common Stock to a Person who is not then an Investor, the Company shall cause the Person to whom the shares of Common Stock are to be issued to enter into a joinder to this Agreement substantially in the form attached hereto as Exhibit A.

8.                                       Preemptive Rights.

(a)                                  If at any time prior to the consummation of a Qualified Public Offering the Company wishes to issue any Common Stock or any options, warrants or other rights to acquire Common Stock or any notes or other securities convertible or exchangeable into Common Stock (all such Common Stock and other rights and securities, collectively, the “Equity Equivalents”) to any Person or Persons, the Company shall promptly deliver a notice of intention to sell (the “Company’s Notice of Intention to Sell”) to each Investor setting forth a description and the number of the Equity Equivalents proposed to be issued and the proposed purchase price and terms of sale.  Upon receipt of the Company’s Notice of Intention to Sell, each Investor shall have the right to elect to purchase, at the price and on the terms stated in the Company’s Notice of Intention to Sell, a number of the Equity Equivalents equal to the product of (i) such Investor’s proportionate ownership of the outstanding shares of Common Stock (calculated on a fully-diluted basis assuming all holders of then outstanding warrants, options and convertible securities of the Company which are in the money had converted such convertible securities or exercised such warrants or options immediately prior to the taking of the record of the holders of Common Stock for the purpose of determining whether they are entitled to receive such offer) held by all Persons multiplied by (ii) the number of Equity Equivalents proposed to be issued (as described in the applicable Company’s Notice of Intention to Sell).  Such election shall be made by the electing Investor by written notice to the Company within ten (10) days after receipt by such Investor of the Company’s Notice of Intention to Sell (the “Acceptance Period”).

(b)                                 To the extent an effective election to purchase has not been received from an Investor pursuant to subsection (a) above in respect of the Equity Equivalents proposed to be issued pursuant to the applicable Company’s Notice of Intention to Sell, the Company may, at its election, during a period of one hundred and twenty (120) days following the expiration of the applicable Acceptance Period, issue and sell the remaining Equity Equivalents to be issued and sold to any Person at a price and upon terms not more favorable to such Person than those stated in the applicable Company’s Notice of Intention to Sell.  In the event the Company has not sold any Equity Equivalents covered by a Company’s Notice of Intention to Sell, or entered into a binding agreement to sell such Equity Equivalents, within such one hundred and twenty (120) day period, the Company shall not thereafter issue or sell such Equity Equivalents, without first offering such Equity Equivalents to each Investor in the manner provided in this Section 8.

(c)                                  If an Investor gives the Company notice, pursuant to the provisions of this Section 8, that such Investor desires to purchase any Equity Equivalents, payment therefor shall be by check or wire transfer of immediately available funds, against delivery of the securities (which securities shall be issued free and clear of any liens or encumbrances) at the executive offices of the Company at the closing date fixed by the Company for the sale of all such Equity Equivalents.  In the event that any proposed sale is for a consideration other than cash, such Investors may pay cash in lieu of all (but not part) of such other consideration, in the amount determined reasonably and in good faith by the Board to represent the fair value of such consideration other than cash.

(d)                                 The preemptive rights contained in this Section 8 shall not apply to (i) the issuance of shares or units of Equity Equivalents as a stock dividend or upon any subdivision, split or combination of the outstanding shares of Common Stock; (ii) the issuance of Equity Equivalents upon conversion, exchange or redemption of any outstanding convertible or exchangeable securities; (iii) the issuance of Equity Equivalents upon exercise of any then outstanding options or warrants; (iv) the issuance of Equity Equivalents to any employee, consultant or director of the Company or any of its subsidiaries in his or her capacity as such; (v) the issuance of Equity Equivalents for aggregate consideration of less than $5,000,000; (vi) the issuance of Equity Equivalents to equipment lessors or financial institutions in connection with commercial credit arrangements, equipment or other financings; or (vii) the issuance of Equity Equivalents in connection with a bona fide acquisition of another business entity, products or technologies by the Company, or pursuant to a strategic partnership.

(e)                                  The provisions of this Section 8 shall terminate upon the consummation of a Qualified Public Offering.

9.                                       Piggyback Restrictions.

(a)                                  Right to Piggyback.  Whenever the Company proposes to register any of its Common Stock under the Securities Act for its own account or for the account of any holder of Common Stock other than pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form (a “Piggyback Registration”), the Company will give prompt written notice to all of the Other Investors of its intention to effect such a registration and of such Other Investors’ rights under this Section 9(a).  Upon the written request of any Other Investor, the Company shall include in such registration (subject to the provisions of this Agreement) all shares of Common Stock requested to be registered pursuant to this Section 9(a), subject to Section 9(b) below, with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided that any such Other Investor may withdraw his request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)                                 Priority on Registrations.  If a Piggyback Registration is in part an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the shares of Common Stock requested to be included in such registration pursuant to this Section 9, pro rata from among the holders of such shares of Common Stock according to the number of shares of Common Stock requested by them to be so included, and (iii) third, any other securities requested to be included in such registration, in such manner as the Company may determine.

(c)                                  Registration Expenses.  The Company will pay all expenses incident to any Piggyback Registration whether or not such Piggyback Registration has become effective including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and distributing expenses, messenger and delivery expenses, fees and expenses of custodians, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

(d)                                 Holdback Agreement.  Each Investor hereby agrees not to effect any sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing such underwritten registration otherwise agree (which agreement shall be equally applicable to all holders of Registrable Securities); provided, that any period during which Other Investors are precluded from selling or distributing equity securities of the Company shall in no event exceed the period, if any, during which the TTS Holdings Investors are precluded from selling or distributing equity securities of the Company.

10.                                 Termination of Prior Agreement.  The Investors and the Company acknowledge and agree that the Amended and Restated Shareholders Agreement, dated March 27, 2000, by and among the Company, certain of the Investors and certain other parties, shall be terminated in accordance with its terms upon consummation of the Acquisition.

11.                                 Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investors unless such modification, amendment or waiver is approved in writing by, respectively, the Company or the holders of at least a majority of the Stockholder Shares; provided, that no modification, amendment or waiver shall be effective without the consent of an Investor to the extent that such amendment would adversely affect the rights or obligations of such Investor hereunder.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Each Investor shall remain a party to this Agreement only so long as such person is the holder of record of Stockholder Shares.

12.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.                                 Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.                                 Termination.  This Agreement will automatically terminate and be of no further force or effect immediately after the consummation of an Approved Sale.

15.                                 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors and any subsequent holders of Stockholder Shares and the respective successors, heirs and permitted assigns of each of them, so long as they hold Stockholder Shares.

16.                                 Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

17.                                 Remedies.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Investor may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

18.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two (2) Business Days thereafter.  Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

True Temper Corporation
8275 Tournament Drive, Suite 200
Memphis, TN  38125
Attention:                                         President
Telecopy No.:                     (901) 746-2162

With a copy, which shall not constitute notice, to:

TTS Holdings LLC
c/o Gilbert Global Equity Capital, L.L.C.
590 Madison Ave., 40th Floor
New York, New York  10022
Attention:  Jeffrey W. Johnson
Telecopy No.:                     (212) 702-7980

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attention:  Thomas M. Vitale, Esq.
Telecopy No.:                     (212) 262-1910

To TTS Holdings:

True Temper Sports LLC
c/o Gilbert Global Equity Capital, L.L.C.
590 Madison Ave., 40th Floor
New York, New York  10022
Attention:  Jeffrey W. Johnson
Telecopy No.:                     (212) 702-7980

With a copy, which shall not constitute notice, to:

Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York  10019
Attention:  Thomas M. Vitale, Esq.
Telecopy No.:                     (212) 262-1910

If to any Other Investor to the address set forth opposite such Person’s name on Schedule I attached hereto or, in any such case, such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

19.                                 Governing Law.  The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

20.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRUE TEMPER CORPORATION

By:
Name: Fred H. Geyer
Title: Chief Financial Officer

TTS HOLDINGS LLC

By:	/s/ RICHARD W. GAENZLE, JR.
Name: Richard W. Gaenzle, Jr.
Title: Authorized Signatory

/s/ SCOTT HENNESSY
Scott Hennessy

/s/ STEPHEN M. BROWN
Stephen M. Brown

/s/ FRED H. GEYER
Fred H. Geyer

/s/ ADRIAN H. MCCALL
Adrian H. McCall

/s/ GRAEME P. HORWOOD
Graeme P. Horwood

/s/ LARRY GENE PIERCE
Larry Gene Pierce

/s/ RIC C. ANDERSEN
Ric C. Andersen

/s/ JASON A. JENNE
Jason A. Jenne

/s/ DAVID N. HALFORD
David N. Hallford

/s/ NEAL C. HAAS
Neal C. Haas

EXHIBIT A

FORM OF JOINDER TO
SHAREHOLDERS AGREEMENT

This JOINDER TO SHAREHOLDERS AGREEMENT (the “Joinder”) dated as of       ,       by and among True Temper Corporation, a Delaware corporation (the “Company”), and certain stockholders of the Company (the “Agreement”), is made and entered into as of                         by and between the Company and                             (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Stockholder Shares and the Agreement and the Company require Holder, as a holder of such Stockholder Shares, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

21.                                 Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [TTS Holdings Investor/Other Investor] and an Investor for all purposes thereof.  In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed [TTS Holdings/Other Investors] Shares and Stockholder Shares for all purposes of the Agreement.

22.                                 Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and any subsequent holders of Stockholder Shares and the respective successors, heirs and permitted assigns of each of them, so long as they hold any Stockholder Shares.

23.                                 Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

24.                                 Notices.  For purposes of Section 18 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]

25.                                 Governing Law.  The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Joinder shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

26.                                 Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*  *  *  *  *

A-2

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

TRUE TEMPER CORPORATION

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

A-3